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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date Of Report (Date Of Earliest Event Reported):  OCTOBER 17, 2000

                           MAXWELL SHOE COMPANY INC.

            (Exact Name Of Registrant As Specified In Its Charter)


               DELAWARE                                0-24026                          04-2599205
    (State Or Other Jurisdiction Of            (Commission File Number)     (IRS Employer Identification No.)
            Incorporation)

          101 Sprague Street
             P.O. Box 37                                02137
         Readville (Boston), MA
(Address Of Principal Executive Offices)              (Zip Code)

      Registrant's Telephone Number, Including Area Code:  (617) 364-5090


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 17, 2000, Maxwell Shoe Company Inc. (the "Registrant") completed its acquisition of a substantial portion of the assets of joan and david helpern, incorporated and Joan Helpern Designs, Inc. (together, the "Sellers") for an aggregate amount of $16.8 million in cash which Registrant paid out of cash on hand. The acquisition was made as part of a bankruptcy sale process involving joan and david helpern, incorporated, a Chapter 11 Debtor-In-Possession. To the Registrant's knowledge, there is no material relationship between the Sellers and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer. A copy of the Asset Purchase Agreement setting forth the terms of the acquisition is attached hereto as Exhibit 2.1 and a copy of the press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1. Both the Asset Purchase Agreement and the press release are hereby incorporated in their entirety by reference.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

Exhibit No.              Description
-----------              -----------
2.1                      Asset Purchase Agreement, dated as of October 12, 2000, among joan and david helpern, incorporated, Joan Helpern Designs,
                         Inc. and Maxwell Shoe Company Inc.

99.1 Press Release, dated October 17, 2000, announcing the completion of the acquisition.

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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Maxwell Shoe Company Inc.

                                      By:  /s/ Richard J. Bakos
                                         -----------------------
                                         Richard J. Bakos
Date: November 9, 2000                   Chief Financial Officer


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                                 EXHIBIT INDEX



Exhibit No.                                   Description                                     Page No.
-----------                                   -----------                                     --------
2.1              Asset Purhase Agreement, dated as of October 12, 2000, among joan and david helpern, incorporated, Joan Helpern Designs, Inc. and Maxwell
                 Shoe Company Inc.

99.1             Press Release, dated October 17, 2000, announcing the completion of the acquisition.

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